EXHIBIT 10.2

SECOND AMENDMENT

This Second Amendment, effective as of January 1, 2007, is made by and between Analysts International Corporation, a Minnesota corporation located at 3601 West 76th Street, Minneapolis, Minnesota 55435-0898 (the “Company”) and ___________________ (the “Executive”). The Company and the Executive agree as follows:

WHEREAS, effective ___________, 20__, the Company and the Executive entered into an Agreement (the “Original Agreement”) which provides for certain payments and other benefits in the event the Executive’s employment is terminated in connection with a change of control transaction, and which was amended, effective March 15, 2005 (the “First Amendment”); and

WHEREAS, the Company and the Executive mutually and voluntarily agree to this Second Amendment to the Original Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein and in the Original Agreement, and for other good and valuable consideration the receipt and sufficiency of which is specifically acknowledged by the parties, the Company and the Executive agree as follows:

1. Effective January 1, 2007, the First Amendment is hereby rescinded, and shall be of no further force and effect.

2. Paragraph 10 of Exhibit A to the Agreement is hereby amended its entirety to read as follows:

“10. ‘Eligible Earnings’ means the Executive’s Base Pay.”

3. Effective January 1, 2007, Paragraph 19 of Exhibit A to the Agreement is hereby deleted in its entirety and shall be of no further force or effect.

4. Except as otherwise modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.

The Company and the Executive have each voluntarily consented to, and executed, this Second Amendment as of the date first above written.

ANALYSTS INTERNATIONAL
CORPORATION

By: _____________________________________
Its: _____________________________________

___________________________________
Executive